UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2006

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046-0905

(Address of Principal Executive Offices)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

Eight Greenway Plaza, Suite 1330

Houston, Texas 77046

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into of a Material Definitive Agreement.

On July 18, 2006, but effective September 28, 2005, W&T Offshore, Inc. (the “Company”) and William W. Talafuse executed an amendment to Mr. Talafuse’s Employment Agreement, whereby the automatic one year extension to the Term thereunder will now commence one year after the Effective Date, instead of one year after the Initial Expiration Date as originally written. A copy of Mr. Talafuse’s Employment Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on March 29, 2006. The amendment is in the same form as the amendments of the other key executives of the Company filed as Exhibits 10.3, 10.4 and 10.5 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on July 12, 2006. A copy of the amendment to the Employment Agreement is attached hereto as Exhibit 10.1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Employment Agreement.

Item 7.01. Regulation FD Disclosure.

On July 21, 2006, the Company issued a press release announcing that it priced its previously announced public offering of its common stock at $32.50 a share. A total of 8.5 million shares are being sold by the Company. The Company has granted the underwriters a 30-day option to purchase up to an additional 1.275 million shares of common stock. The Company intends to use substantially all of the net proceeds from this offering, together with cash on hand and borrowings under its new bank credit facility, to fund the cash consideration payable pursuant to the pending Kerr-McGee Transaction. There is no assurance that the Kerr-McGee Transaction will be completed, and the offering of common stock is not conditioned on the closing of the Kerr-McGee Transaction. The Company may also use a small portion of the offering to fund capital expenditures related to its drilling services. Any net proceeds from the offering not used for the purposes described above will be used for general corporate purposes.

Lehman Brothers, Jefferies & Company and Morgan Stanley are serving as joint book-running managers for the offering. A written prospectus and records relating to the offering may be obtained from the offices of Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, Fax (631) 254-7268 or by e-mail at monica_castillo@adp.com; Jefferies & Company, Inc. at 520 Madison Ave., 12th Floor, New York, New York 10012, (212) 284-2011 or by e-mail at csmall@jefferies.com; and Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, (866) 718-1649 or by e-mail at prospectus@morganstanley.com.

The shares are being offered pursuant to an effective shelf registration statement that the Company previously filed with the U.S. Securities and Exchange Commission. The press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

A copy of the press release is attached hereto as Exhibit 99.1.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 7.01.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	First Amendment to Employment Agreement by and between W&T Offshore, Inc. and William W. Talafuse effective September 28, 2005.

Exhibit 99.1	Press Release dated July 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: July 21, 2006	By:	/s/ William W. Talafuse
	Name:	William W. Talafuse
	Title:	Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	First Amendment to Employment Agreement by and between W&T Offshore, Inc. and William W. Talafuse effective September 28, 2005.

Exhibit 99.1	Press Release dated July 20, 2006